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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15 (d)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934



                                 March 10, 2000
                ------------------------------------------------
                Date of Report (date of earliest event reported)



                           Perennial Health Systems, Inc.
            ----------------------------------------------------
            Exact Name of Registrant as Specified in its Charter



         Colorado                    0-22155               84-0987697
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 State or Other Jurisdiction      Commission File     IRS Employer Identi-
Incorporation or Organization         Number            fication Number


        325 West Main Street, Suite 1400B, Louisville, Kentucky 40202
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         Address of Principal Executive Offices, Including Zip Code


                                (502) 568-8923
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               Registrant's Telephone Number, Including Area Code


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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

     On March 10, 2000, the Circuit Court of the County of Rock, State of Wisconsin assumed jurisdiction over Perennial Health Beloit, Inc., a subsidiary of the Company, and Perennial Health Systems, Inc. (the "Company") and issued an order appointing William A. Abbott of Bell, Gierhardt & Moore, P.S.C. as Receiver for the Company's nursing home facility in Beloit, Wisconsin. Notice of the order was received by the Company on March 15, 2000 and also on that day, personnel employed by Perennial Health Beloit, Inc. and the Company were evicted by the Landlord pursuant to the order.

ITEM 5.  OTHER EVENTS

     On March 21, 2000, Bert L. Blieden and Timothy M. Graven, the two outside directors of the Company resigned as directors.

     On March 22, 2000, Diawa Healthco-3LLC, the primary lender for the Company and its subsidiaries, terminated its commitment to lend under its line of credit, declared an event of default to exist thereunder and accelerated the maturity of its obligation pursuant to the terms of the loan documents.

                                     PERENNIAL HEALTH SYSTEMS, INC.


Dated:  March 24, 2000               By:/s/ David W. Lester
                                        David W. Lester,
                                        Chief Financial Officer